Exhibit 23

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-43569) pertaining to the Amerada Hess Corporation Employees’ Savings and Stock Bonus Plan of our report dated June 14, 2004 with respect to the financial statements of the Amerada Hess Corporation Employees’ Savings and Stock Bonus Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

New York, New York

June 14, 2004